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                                                                    Exhibit 23.4

I have issued my reports dated May 28, 1999 and April 28, 1998, accompanying the financial statements and schedules of WRDC Limited contained in the Registration Statement on Form S-1 and Prospectus of Authoriszor Inc. I consent to the use of the aforementioned reports in the amended Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

Marcus Phillips (manually signed)

Leeds, England
May 18, 2000